Exhibit 10.2

PROMISSORY NOTE

Principal $10,000,000.00	Loan Date 04-17-2020	Maturity 04-17-2022	Loan No 33000535245	Call / Coll	Account	Officer	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:GULF ISLAND FABRICATION, INC.Lender:HANCOCK WHITNEY BANK

16225 PARK TEN PL SUITE 300MID MKT - HOUMA/THIB

HOUSTON, TX 77084P. O. BOX 61260

NEW ORLEANS, LA 70161.9967

Principal Amount: $10,000,000.00Date of Note: April 17, 2020

PROMISE TO PAY. GULF ISLAND FABRICATION, INC. ("Borrower") promises to pay to the order of HANCOCK WHITNEY BANK ("Lender"), in lawful money of the United States of America the sum of Ten Million & 00/100 Dollars (U.S. $10,000,000.00), together with simple interest assessed on the unpaid principal balance of this Note as outstanding from time to time, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.000% per annum based on a year of 360 days, commencing on April 17, 2020, and continuing until this Note is paid in full.

PAYMENT. Borrower will pay this loan in 17 payments of $562,870.45 each payment and an irregular last payment estimated at $562,870.61. Borrower's first payment is due November 17, 2020, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due on April 17, 2022, may be greater if Borrower does not make payments as scheduled. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

DEFERRAL PERIOD. Borrower will not be required to make loan payments for the first six months of the Note (the "Deferral Period"). During the Deferral Period the outstanding principal balance will accrue interest as stated herein.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT. Other than Borrower's obligation to pay any prepayment penalty, Borrower may prepay this Note in full at any time by paying the then unpaid principal balance of this Note, plus accrued simple interest through date of prepayment. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: HANCOCK WHITNEY BANK, LENDING SERVICES, P. O. BOX 211269 MONTGOMERY, AL 36121.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Default Under Security Agreements. Should Borrower or any guarantor violate, or fail to comply fully with any of the terms and conditions of, or default under any security right, instrument, document, or agreement directly or indirectly securing repayment of this Note.

Other Defaults in Favor of Lender. Should Borrower or any guarantor of this Note default under any other loan, extension of credit, security right, instrument, document, or agreement, or obligation in favor of Lender.

Default in Favor of Third Parties. Should Borrower or any guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may affect any property or other collateral directly or indirectly securing repayment of this Note.

Insolvency. Should the suspension, failure or insolvency, however evidenced, of Borrower or any Guarantor of this Note occur or exist.

Death or Interdiction. Should any guarantor of this Note die or be interdicted.

Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by or against Borrower or any guarantor.

Assignment for Benefit of Creditors. Should Borrower or any guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.

Receivership. Should a receiver of all or any part of Borrower's property, or the property of any guarantor, be applied for or appointed.

Dissolution Proceedings. Proceedings for the dissolution or appointment of a liquidator of Borrower or any guarantor are commenced.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Material Adverse Change. Should any material adverse change occur in the financial condition of Borrower or any guarantor of this Note or should any material discrepancy exist between the financial statements submitted by Borrower or any guarantor and the actual financial condition of Borrower or such guarantor.

LENDER'S RIGHTS UPON DEFAULT. Should any one or more default events occur or exist under this Note as provided above, Lender shall have the right, at Lender’s sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right, again at Lender's sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

EXPENSES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender’s permissible fees.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Louisiana without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Louisiana.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

ADDITIONAL INFORMATION REGARDING FINANCIAL STATEMENTS AND INFORMATION. With respect to any provision in this Agreement regarding financial statements and information, Borrower agrees to provide to the Lender upon request both true and correct current financial statements and tax returns in form and substance satisfactory to the Lender. The financial statements shall include, among other things, detailed information regarding (i) any entities, such as corporations, partnerships, or limited liability companies of which the Borrower is the majority owner and (ii) any entities of which the Borrower is not the majority owner, but for which Borrower is directly or contingently liable on debts or obligations of any kind incurred by those entities. All financial statements or records submitted to Lender via electronic means, including, without limitation by facsimile, open internet communications or other telephonic or electronic methods, including, without limitation, documents in Tagged Image Format Files ("TIFF") or Portable Document Format ("PDF") shall be treated as originals, fully binding and with full legal force and effect and the parties waive any rights they may have to object to such treatment. The Lender may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the party submitting such records.

NO NOVATION IF EARLIER NOTE CANCELLED. If an earlier note of any Borrower is cancelled at the time of execution hereof, then this Note constitutes an extension, but not a novation, of the amount of the continuing indebtedness, and Borrower agrees that all security rights held by Lender under the earlier note shall continue in full force and effect.

PROMISSORY NOTE

Loan No: 33000535245(Continued)Page 2

SBA LOAN. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

ADDITIONAL DEFAULTS AND ACCELERATION. To the extent permitted by applicable law, in addition to the events of default set forth above, Lender shall have the right, at its sole option, to insist upon immediate payment (to accelerate the maturity) of this Note should any type of lien, judgment, levy, seizure, garnishment, tax lien, or court order occur affecting any assets of Borrower.

PAYCHECK PROTECTION PROGRAM. Borrower acknowledges that funds are advanced under this Note subject to the provisions of the Paycheck Protection Program, as enacted as part of the Coronavirus Aid, Relief, and Economic Security Act (together with its implementing regulations and guidance and as amended from time to time, the "CARES Act"). The Paycheck Protection Program is administered by the U.S. Small Business Administration ("SBA").

If any provision of this Note is inconsistent with or prohibited by the terms of the Paycheck Protection Program as enacted by the CARES Act, then such provision shall be deemed null and void and stricken from this Note as if it had never existed and the remainder of the Note shall remain in full force and effect.

LOAN FORGIVENESS. Borrower shall be eligible to apply to Lender for loan forgiveness of the full amount or a portion of the principal amount of this Note, in accordance with the terms of the CARES Act, beginning no earlier than either eight (8) weeks after the date of this Note and ending sixty (60) days prior to the maturity date of the Note. The maximum amount that may be eligible for forgiveness will be based on the amount of payroll costs, mortgage interest, rent expenses, and utilities expenses paid by Borrower during the eight (8) weeks period starting following the date of this Note. The actual amount that will be forgiven may be subject to a cap on the amount of non-payroll expenses that will be deemed eligible for forgiveness by the United States Treasury Department ("USTD") and the SBA. The actual amount forgiven may also be further reduced based on reductions in head count during the period between February 25, 2020 and April 26, 2020 and/or any reductions in salary of any employees by more than 25% of their prior year compensation, provided, however, that the Borrower will have until June 30, 2020 to restore employment and salary levels to pre February 25th levels. The precise dates for measurements of salary and payroll levels and the actual parameters that will be applied for reductions in the amount that may be forgiven are all subject to further guidance from the USTD and the SBA.

BORROWER UNDERSTANDS AND AGREES THAT BORROWER WILL REMAIN LIABLE FOR THE PAYMENT IN FULL OF ANY AND ALL AMOUNTS OF PRINCIPAL AND INTEREST THAT ARE DEEMED NOT FORGIVABLE UNDER THE TERMS OF THE CARES ACT IN LENDER'S REASONABLE AND SOLE DISCRETION. ALL UNFORGIVEN AMOUNTS OF PRINCIPAL AND INTEREST REMAINING OUTSTANDING OR ACCRUING AFTER LENDER HAS MADE A DETERMINATION AS TO THE AMOUNT THAT CAN BE FORGIVEN UNDER THIS NOTE, SHALL BE DUE AND PAYABLE TO LENDER IN ACCORDANCE WITH THE TERMS OF THIS NOTE.

DOCUMENTATION TO SUPPORT REQUEST FOR LOAN FORGIVENESS. In order to be eligible for loan forgiveness, Borrower shall be required to submit to Lender such information as Lender may request in accordance with the requirements for loan forgiveness set forth in the CARES Act, including, without limitation:

- Quarterly IRS Forms 940,941, or 944 for 3/31/2019 to 6/30/2019 and 3/31/2020 to 6/30/2020; and

- Documentation in the form of cancelled checks, payment receipts, and bank statements showing payment of the mortgage interest, rent payments and utilities during the period from 2/15/2020 to 6/30/2020

LOAN FORGIVENESS CERTIFICATION. Borrower shall further be required to sign a certification, in a form to be provided by Lender, which states that the documents submitted to Lender are true and accurate in. all material respects, that the Borrower utilized the funds to be forgiven in order to retain employees on its payroll and to make eligible mortgage interest, rent and utility payments. A decision on loan forgiveness will be made within sixty (60) days from receipt of all required documentation to support such application.

CLOSING CERTIFICATION. Borrower hereby further reaffirms and certifies (i) the accuracy of the information contained in the application submitted to Lender for this Loan and (ii) that the supporting documentation submitted to Lender in connection with Borrower's application is complete, true and accurate.

Notwithstanding any provisions of this Note, Borrower will not be required to pay any attorney's fees or legal expenses.

WAIVERS. Borrower and each guarantor of this Note hereby waive demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a "solidary" or "joint and several" basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender's acceptance of payment other than in accordance with the terms of this Note, or Lender's subsequent agreement to extend or modify such repayment terms, or Lender's failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Borrower and each guarantor further agree that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender's specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender's for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower's failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender's loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower's and each guarantor's obligations and agreements under this Note shall be binding upon Borrower's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors, heirs, legatees, devisees, administrators, executors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

APPLICABLE LENDING LAW. To the extent not preempted by federal law, this business or commercial loan is being made under the terms and provisions of La. R.S. 9:3509, et seq.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.

BORROWER:

GULF ISLAND-FABRICATION, INC.

By: /s/ Richard W. Heo-

AUTHORIZED SIGNER

LaserPro, Ver. 19.4.0.030 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - LA C:\LaserPro\CF|\LPL\|20.FC TR-311660 PR-410